SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934


           Date of Report (Date of earliest event reported):  May 24, 2002


                               STRATESEC INCORPORATED
               (Exact Name of Registrant as Specified in its Charter)


       Delaware                         1-13427                    22-2817302
(State of Incorporation)         (Commission File No.)          (IRS Employer
                                                             Identification No.)


                         14360 Sullyfield Circle, Ste. B
                            Chantilly, Virginia 20151
        (Address of principal executive offices, including zip code)



                                  (703) 995-2121
                (Registrant's telephone number, including area code)











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Item 4.  Changes in Registrant's Certifying Accountant

         On May 24, 2002, Argy, Wiltse & Robinson ("Argy, Wiltse") resigned as independent auditors of Stratesec Incorporated (the "Registrant"). Argy, Wiltse advised the Registrant that the reason for its resignation was that it had determined to resign from all of its engagements as auditor of public companies.

         The reports of Argy, Wiltse as of and for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Registrant's 2001 financial statements was qualified as to the Registrant's ability to continue as a going concern. During the fiscal year ended December 31, 2001, and during the subsequent interim periods prior to May 24, 2002, there were no (i) disagreements between Argy, Wiltse and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Argy, Wiltse, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Registrant's financial statements, or (ii) "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended.

         The Registrant has furnished Argy, Wiltse with a copy of this report and has requested it to furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Argy, Wiltse's letter will be filed as Exhibit 16 to an amendment to this Form 8-K.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.  The following exhibits are filed with this report:

         *16 Letter from Argy, Wiltse regarding the change in the Registrant's certifying accountant.

         *        To be filed by amendment



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                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     STRATESEC INCORPORATED


                                    s/s  BARRY W. MCDANIEL
                                    Name  Barry W. McDaniel
                                    Title  President and Chief Executive Officer



Dated: May 31, 2002